TRUSTCO	Exhibit 99 (a)
Bank Corp NY	News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces Second Quarter
Net Income Increase of 32.4%

Glenville, New York –July 20, 2010

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced net income for the second quarter of 2010 of $7.1 million, up 32.4% over the prior-year period and equal to diluted earnings per share of $0.093, as compared to net income of $5.4 million and diluted earnings per share of $0.070 for the second quarter of 2009.   The second quarter of 2010 was marked by continued core balance sheet growth as well as improvement of the net interest margin.  Making the earnings announcement was Robert J. McCormick, Chairman, President and Chief Executive Officer.  Mr. McCormick noted, “We are pleased with our year-to-date results and look forward with optimism to the remainder of 2010.  While challenges still remain, we believe the first half of 2010 has helped to position the Company for future growth and profitability.”  Return on average equity and return on average assets were 11.34% and 0.75%, respectively, for the second quarter of 2010, compared to 9.10% and 0.61% for the second quarter of 2009.  The Company’s net interest margin was 3.51% for the second quarter of 2010, compared to 3.24% in the second quarter of 2009.

Mr. McCormick also noted “TrustCo continues to focus on traditional lending criteria and conservative balance sheet management, an approach that has helped us minimize the impact of ongoing economic issues and allowed us to direct our efforts towards conducting business and expanding our loan and deposit base.  Growth of loans and deposits, and the customer relationships that they represent, is fundamental to the long term success of the Company.”

For the first half of 2010 net income was $14.1 million and resulted in diluted earnings per share of $0.183, as compared to the first half of 2009 that resulted in net income of $11.7 million and diluted earnings per share of $0.154.  Return on average assets and return on average equity were 0.76% and 11.31%, respectively, for the first six months of 2010 and 0.68% and 9.98% for the comparable period in 2009.

TrustCo continued to report strong growth in loans and deposits on a year-over-year basis.  For the quarter ended June 30, 2010, average loans were up $121.1 million or 5.5% compared to the same period in 2009, while average deposits were up $217.7 million or 6.8% over the same period.  No new offices were opened during the second quarter of 2010.  The branch expansion program is substantially complete, although the Company typically opens or relocates a small number of branches every year as opportunities arise or circumstances dictate.  Mr. McCormick noted that, “We are pleased with the results of our expansion program and continue to work hard to fully capitalize on our expanded branch network.  Our success in growing loans and deposits provides the basic building blocks that we believe will help drive profit growth over the coming years.”

Nonperforming loans were $49.9 million as of June 30, 2010, compared to $46.9 million as of March 31, 2010, and to $46.0 million as of December 31, 2009, and remain at manageable levels.  At June 30, 2010, nonperforming loans were equal to 2.14% of total loans, up slightly from 2.05% at the end of the first quarter.  The allowance for loan losses was unchanged at 0.8 times nonperforming loans.  The ratio of reserves to total loans was 1.68% at June 30, compared to 1.73% at March 31, 2010 and to 1.65% at June 30, 2009.  Net charge-offs were $7.4 million in the second quarter of 2010, compared to $2.8 million in both the first quarter of 2010 and the second quarter of 2009.  The loan loss provision was $7.1 million for the second quarter of 2010, compared to a provision of $4.7 million in the first quarter of 2010 and to $2.8 million in the second quarter of 2009.  The increase in net charge-offs and non-performing loans was primarily due to one large loan that was determined to be potentially vulnerable although it continues to perform in line with contractual terms.

TrustCo recently announced that it ranked 11th on SNL Financial's annual ranking of the 100 largest U.S. thrifts for 2009.  TrustCo has ranked in the top twenty on this study every year since 2005.  The study rates thrifts based on six financial performance metrics including  core return on average assets, core return on average equity, the compound annual growth rate in tangible book value per share, the efficiency ratio, nonperforming assets plus loans more than 90 days past due as a percentage of total assets and net charge-offs as a percentage of average loans.  In addition, the ABA Banking Journal recently ranked TrustCo 13th on its list of top performing banks with at least $3 billion of assets.  TrustCo was one of only six banks of the top fifteen that repeated from the prior year.

TrustCo Bank Corp is a $3.8 billion bank holding company and through its subsidiary, Trustco Bank, operates 133 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

			Three Months Ended
	06/30/10		03/31/10	06/30/09
Summary of operations
Net interest income (TE)	$32,285		32,298	27,790
Provision for loan losses	7,100		4,700	2,760
Net securities transactions	1,537		4	(41)
Net trading losses	-		-	(36)
Noninterest income	4,114		3,860	3,996
Noninterest expense	19,235		20,089	20,358
Net income	7,124		6,935	5,380

Per common share
Net income per share:
- Basic	$0.093		0.090	0.070
- Diluted	0.093		0.090	0.070
Cash dividends	0.063		0.063	0.063
Tangible Book value at period end	3.31		3.26	3.11
Market price at period end	5.60		6.17	5.89

At period end
Full time equivalent employees	737		730	726
Full service banking offices	133		133	129

Performance ratios
Return on average assets	0.75%		0.77	0.61
Return on average equity	11.34		11.29	9.10
Efficiency (1)	50.62		50.15	56.61
Net interest spread (TE)	3.38		3.48	3.02
Net interest margin (TE)	3.51		3.62	3.24
Dividend payout ratio	67.43		69.19	88.77

Capital ratios at period end (2)
Total equity to assets	6.61%		6.72	6.66
Tier 1 risk adjusted capital	12.68		12.35	12.45
Total risk adjusted capital	13.94		13.60	13.71

Asset quality analysis at period end
Nonperforming loans to total loans	2.14%		2.05	2.01
Nonperforming assets to total assets	1.44		1.50	1.42
Allowance for loan losses to total loans	1.68		1.73	1.65
Coverage ratio (3)	0.8	X	0.8	0.8

(1)
Calculated as noninterest expense (excluding ORE income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, unrealized trading gains and losses and one-time income items).

(2)	Capital ratios exclude the effect of accumulated other comprehensive income.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/10	06/30/09
Summary of operations
Net interest income (TE)	$64,612	52,798
Provision for loan losses	11,800	4,760
Net securities transactions	1,541	70
Net trading losses	-	(344)
Noninterest income	7,974	9,538
Noninterest expense	39,324	38,839
Net income	14,059	11,729

Per common share
Net income per share:
- Basic	$0.183	0.154
- Diluted	0.183	0.154
Cash dividends	0.125	0.173
Tangible Book value at period end	3.31	3.11
Market price at period end	5.60	5.89

Performance ratios
Return on average assets	0.76%	0.68
Return on average equity	11.31	9.98
Efficiency (1)	50.39	59.14
Net interest spread (TE)	3.43	2.86
Net interest margin (TE)	3.57	3.10
Dividend payout ratio	68.30	112.20

(1)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
(Unaudited)

	06/30/10	12/31/09	06/30/09

ASSETS

Loans, net	$2,290,993	2,243,945	2,151,206
Trading securities	-	-	1,046
Securities available for sale	670,237	810,365	557,483
Held to maturity securities	222,072	374,871	591,823
Federal funds sold and other short-term investments	501,957	100,636	157,990

Total earning assets	3,685,259	3,529,817	3,459,548

Cash and due from banks	39,850	45,258	38,969
Bank premises and equipment	37,230	37,793	37,388
Other assets	66,565	67,029	48,812

Total assets	$3,828,904	3,679,897	3,584,717

LIABILITIES
Deposits:
Demand	$258,215	258,759	273,042
Interest-bearing checking	421,705	405,383	382,459
Savings	711,580	665,463	649,132
Money market	513,920	393,779	326,060
Certificates of deposit (in denominations of $100,000 or more)	464,811	486,190	464,082
Other time deposits	1,066,303	1,095,586	1,139,414

Total deposits	3,436,534	3,305,160	3,234,189

Short-term borrowings	116,669	107,728	85,578
Due to broker	-	-	5,000
Other liabilities	20,512	21,331	21,815

Total liabilities	3,573,715	3,434,219	3,346,582

SHAREHOLDERS' EQUITY	255,189	245,678	238,135

Total liabilities and shareholders' equity	$3,828,904	3,679,897	3,584,717

Number of common shares outstanding, in thousands	76,873	76,651	76,421

CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended
	06/30/10	03/31/10	06/30/09

Interest income
Loans	$31,976	31,753	31,094
Investment securities	8,899	9,411	8,065
Federal funds sold and other short term investments	228	164	622

Total interest income	41,103	41,328	39,781

Interest expense
Deposits	8,803	9,076	12,196
Borrowings	455	456	340

Total interest expense	9,258	9,532	12,536

Net interest income	31,845	31,796	27,245

Provision for loan losses	7,100	4,700	2,760

Net interest income after provision for loan losses	24,745	27,096	24,485

Net securities transactions	1,537	4	(41)
Net trading losses	-	-	(36)
Noninterest income	4,114	3,860	3,996
Noninterest expense	19,235	20,089	20,358

Income before income taxes	11,161	10,871	8,046
Income tax expense	4,037	3,936	2,666

Net income	$7,124	6,935	5,380

Net income per share:
- Basic	$0.093	0.090	0.070
- Diluted	0.093	0.090	0.070

Avg equivalent shares outstanding, in thousands:
- Basic	76,649	76,758	76,421
- Diluted	76,649	76,758	76,421

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/10	06/30/09

Interest income
Loans	$63,729	62,285
Investments	18,310	15,422
Federal funds sold and other short term investments	392	1,140

Total interest income	82,431	78,847

Interest expense
Deposits	17,879	26,339
Borrowings	911	805

Total interest expense	18,790	27,144

Net interest income	63,641	51,703

Provision for loan losses	11,800	4,760

Net interest income after provision for loan losses	51,841	46,943

Net securities transactions	1,541	70
Net trading losses	-	(344)
Noninterest income	7,974	9,538
Noninterest expense	39,324	38,839

Income before income taxes	22,032	17,368
Income tax expense	7,973	5,639

Net income	$14,059	11,729

Net income per share:
- Basic	$0.183	0.154
- Diluted	0.183	0.154

Avg equivalent shares outstanding, in thousands:
- Basic	76,816	76,310
- Diluted	76,816	76,310